Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249723 on Form S-4 of our report dated October 29, 2020, relating to the financial statements of CarLotz, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Detroit, Michigan

December 23, 2020